UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ITC HOLDINGS CORP.
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ITC Employee Meeting February 9, 2016 Energy Infrastructure CONNECTING

Safe Harbor Language & Legal Disclosure This presentation contain certain statements that describe ITC Holdings Corp. (“ITC”) management’s beliefs concerning the proposed transaction involving ITC and Fortis, Inc. (“Fortis”) and ITC’s future business conditions and prospects, growth opportunities and the outlook for ITC’s business and the electric transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, ITC has identified these forward-looking statements by words such as “will”, “may”, “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions ITC management believes are reasonable. Such forward-looking statements are subject to risks and uncertainties which could cause ITC’s actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among other things, (a) the risks and uncertainties disclosed in ITC’s annual report on Form 10-K and ITC’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) from time to time and (b) the following transactional factors (in addition to others described elsewhere in this document and in subsequent filings with the SEC): (i) risks inherent in the contemplated transaction, including: (A) failure to obtain approval by ITC’s shareholders; (B) failure to obtain regulatory approvals necessary to consummate the transaction or to obtain regulatory approvals on favorable terms; (C) the ability to obtain the required financings; (D) delays in consummating the transaction or the failure to consummate the transactions; and (E) exceeding the expected costs of the transactions; (ii) legislative and regulatory actions, and (iii) conditions of the capital markets during the periods covered by the forward-looking statements. Because ITC’s forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond ITC’s control or are subject to change, actual results could be materially different and any or all of ITC’s forward-looking statements may turn out to be wrong. They speak only as of the date made and can be affected by assumptions ITC might make or by known or unknown risks and uncertainties. Many factors mentioned in this document and the exhibits hereto and in ITC’s annual and quarterly reports will be important in determining future results. Consequently, ITC cannot assure you that ITC’s expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, ITC undertakes no obligation to publicly update any of ITC’s forward-looking or other statements, whether as a result of new information, future events, or otherwise. The transaction is subject to certain conditions precedent, including regulatory approvals, approval of ITC’s shareholders and the availability of financing. ITC cannot provide any assurance that the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated.

Safe Harbor Language & Legal Disclosure ADDITIONAL INFORMATION AND WHERE TO FIND IT This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of ITC by Fortis. In connection with this proposed merger, Fortis will file with the SEC a registration statement on Form F-4 that will include the proxy statement of ITC that also constitutes a prospectus of Fortis. This communication is not a substitute for the proxy statement/prospectus or any other document ITC filed or to be filed with the SEC in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF ITC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ITC, FORTIS, THE PROPOSED MERGER AND RELATED MATTERS. The definitive proxy statement/prospectus will be mailed to shareholders of ITC. The proxy statement/prospectus and other documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents, when available, can also be obtained free of charge from ITC upon written request to ITC, Investor Relations, 27175 Energy Way, Novi, MI 48377 or by calling 248-946-3000. PARTICIPANTS IN SOLICITATION ITC and certain of its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of ITC in connection with the proposed merger under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger will be set forth in the proxy statement if and when it is filed with the SEC. Information about the directors and executive officers of ITC may be found in its 2014 Annual Report on Form 10-K filed with the SEC on February 26, 2015, and its definitive proxy statement relating to its 2015 Annual Meeting of Shareholders filed with the SEC on April 9, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Joe Welch Remarks

Who is Fortis? (1) Includes 100% of the Waneta Expansion project of which Fortis has a 51% controlling interest.

Transaction Overview Valued at approximately $11.3 billion, ITC shareholders will receive $22.57 in cash and 0.7520 Fortis shares per ITC share. Upon completion of the Acquisition, ITC will become a subsidiary of Fortis and approximately 30% of the common shares of Fortis will be held by ITC shareholders. Financial Overview ITC will maintain its corporate headquarters in Novi, Michigan. Headquarters There are no plans to change the "rate structure" of the ITC Operating Companies as a result of this transaction. Our filings will reflect ITC operating companies’ current rate structure. Rates and Regulation At closing, ITC will become an operating subsidiary of Fortis and will continue its mission to modernize the electrical infrastructure of the U.S. for the benefit of customers as a stand-alone transmission company. Fortis is committed to the same standards of operational excellence. Operations We will seek regulatory approvals with a goal of concluding by the end of the year. Approval Timeline

Employment Matters Company Identity: Remain ITC Holdings Corp. employees Retirement Programs: Remains unchanged Health & Welfare Programs: Health & welfare benefits will be substantially comparable to ITC existing programs Employment Status: Focus is to retain all employees in order to execute our plans and contribute to their growth plans Work Locations: ITC HQ to remain in Novi Compensation: Compensation program will be substantially comparable to ITC 2016 annual bonus goals approved

Employee Stock Purchase Plan (ESPP): The current ESPP offering period will continue to fund through payroll deductions in effect; no new enrollment or increases permitted. Future ESPP offering periods are suspended pending transaction close. Future ESPP programs will require alignment with Fortis stock. Long-Term Incentive Plan (LTIP): May 2016 LTIP grants will be made in shares of restricted stock. Company Stock

Company Stock Owned / Vested Restricted Stock Stock Options Performance Shares ~51% cash ~49% Fortis stock All restricted stock will vest and be cashed out All options will vest and be cashed out All performance shares will vest and be cashed out Merger Consideration: Each share of common stock will receive (i) $22.57 cash and (ii) 0.7520 Fortis shares Each restricted share will receive cash equal to the value of Merger Consideration at closing. Each option will receive cash equal to the value of Merger Consideration at closing, minus the strike price. Each performance share will receive cash equal to the value of Merger Consideration at closing.

Combined organization Limited Integration Larger combined footprint and scope for Fortis Different than prior ITC transactions Limited Integration Focus on stand alone operating company Same values and aspirations

What does this mean to my work and ITC projects? We will continue to move forward and execute on our plan

What’s Next? Meeting tomorrow with Fortis, Inc. CEO Barry Perry Employees to receive regular updates: Employee Update Meetings Station announcements Through your leader Establishing regulatory approval process For most of us: Business as usual

Q&A